SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2004

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

On August 11, 2000, Mike and Susan Viestra, dairy operators from Twin Falls, Idaho, brought suit against Idaho Power Company in Idaho State District Court, Fifth Judicial District, Twin Falls County.  The plaintiffs sought monetary damages in the amount of approximately             $8 million and punitive damages in the amount of approximately $40 million, claiming that Idaho Power negligently constructed and maintained electrical distribution lines serving the plaintiffs, giving rise to stray voltage which impacted the health of their dairy cows.

On February 10, 2004, a jury verdict in favor of the plaintiffs was entered, awarding approximately $7 million in compensatory damages and $10 million in punitive damages.  Idaho Power intends to appeal this decision.

Idaho Power is unable to predict the outcome of this matter; however, in the event the appeal is unsuccessful, Idaho Power intends to seek recovery from its insurance carrier.  Idaho Power believes that the full amount of any final judgment will be recoverable under the terms of its insurance policy and is in the process of confirming coverage with its insurance carrier.  Idaho Power has previously expensed the full amount of its self-insured retention.  With coverage, this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

Certain statements contained in this current report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include: changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; litigation resulting from the energy situation in the western United States; economic, geographic and political factors and risks; changes in and compliance with environmental and safety laws and policies; weather variations affecting customer energy usage; operating performance of plants and other facilities; system conditions and operating costs; population growth rates and demographic patterns; pricing and transportation of commodities; market demand and prices for energy, including structural market changes; changes in capacity and fuel availability and prices; changes in tax rates or policies, interest rates or rates of inflation; changes in actuarial assumptions; adoption of or changes in critical accounting policies or estimates; exposure to operational, market and credit risk; changes in operating expenses and capital expenditures; capital market conditions; rating actions by Moody's, Standard & Poor's and Fitch; competition for new energy development opportunities; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; natural disasters, acts of war or terrorism; increasing health care costs and the resulting effect on health insurance premiums paid for employees and on the obligation to provide post retirement health care benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; legal and administrative proceedings (whether civil or criminal) and settlements that influence business and profitability; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Form 10-K for the year 2002, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003 and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2004

IDACORP, Inc.

By:/s/Robert W. Stahman
Robert W. Stahman
Vice President, General
Counsel and Secretary

IDAHO POWER COMPANY

By:/s/ Robert W. Stahman
Robert W. Stahman
Vice President, General
Counsel and Secretary